July 29, 2003
FOR IMMEDIATE RELEASE
Telephone: (609) 561-9000
Investor Relations Contact: Steve Clark x4260
Media Contact: Joanne Brigandi: x4240


                     SJI's Second Quarter Earnings Rise 171%

Folsom, NJ-South Jersey Industries (NYSE:SJI) today reported earnings from continuing operations of $2.0 million, or $0.16 per share for the second quarter of 2003 compared with $700,000 or $0.06 per share, for the same period last year. Wall Street had forecast that the Folsom based energy holding company would earn $.05 per share according to Thomson First Call.
         Commenting on SJI's second quarter and first half results, Charles Biscieglia, Chairman and CEO of SJI, said, "We are pleased to continue to deliver this consistent performance to our valued shareholders. The results of the first half of 2003 serve to make me even more confident in our ability to deliver earnings per share growth in 2003 of at least the 7% to 10 % that we outlined during the second quarter." SJI's earnings from continuing operations for the first six months of 2003 were a record $24.8 million or $2.01 per share compared with $20.4 million, or $1.71 per share for 2002.

Second Quarter 2003 Business and Financial Highlights Include:

        Utility Operations

              o   Customer Growth Well Above Industry Average
                  Strong customer growth, fueled by new construction and conversions from other energy sources, continues at SJG, our core business. SJG had 298,877 customers at June 30, 2003 an increase of 7,186 over the same period last year. The 2.5% customer growth is well above the industry average. We project that customer growth will be closer to 3% for the full year based upon the continued strength of development in our service territory.

                  Weather for the quarter in the utility service territory was 29% colder than normal and 42% colder than last year, resulting in higher sales volumes for both residential and commercial customers, contributing significantly to profitability. The combination of weather, strong customer growth, favorable interest rates and continued attention to operational efficiencies produced a $900,000 improvement in the core utility's profitability for the quarter.

              o   Appliance Service Business Thriving
                  Strong marketing and sales efforts continue to generate customers for our Appliance Service Business. These factors produced a 37% increase in net income for the second quarter of 2003 compared with the same period in 2002. The transformation of the Appliance Service Business from being part of the utility to being a competitive business will be completed pending NJ Board of Public Utilities approval. This shift will enable us to more fully realize the earnings potential of this business by reacting much more quickly to market conditions and opportunities.

         Non-Utility Operations

              o South Jersey Energy's Strong Customer Growth Rate Continues SJE ended 2002 as New Jersey's fastest growing energy marketer and continues in that role in 2003. SJE had 88,437 residential, commercial and industrial customers at the end of the second quarter of 2003 compared to 53,495 at the end of the same period in 2002, a 65% increase. SJE added almost 6000 customers during the second quarter of 2003.

              o South Jersey Resources Group To Provide Service To FPL Energy Facility
                  South Jersey Resources Group entered into a 5-year agreement to supply fuel management services to FPL Energy's Marcus Hook cogeneration facility. The 750-megawatt facility, currently under construction in Philadelphia, PA, will serve the Sunoco refinery and produce electricity to sell into the market. SJRG will provide enough gas to the site annually to supply approximately 292,000 homes. This contract will begin contributing to SJI's profitability during the spring of 2004.


              o   Marina Energy Energizes The Borgata and SJI Profits
                  Marina Energy began a new chapter in energy services leadership when the Borgata casino opened its doors on July 3, 2003. Marina's 26,000 square foot thermal plant will provide for all of the casino's energy needs for at least the next 20 years and help to fuel the economic growth of Atlantic City. SJI anticipates the project to be a significant profit contributor from the start. SJI's 2003 performance will include only 6 months of the thermal plant's results. The first full year of operation will be 2004.

"Our success is evidence that our strategy works. We will continue to follow the strategy we established five years ago of taking advantage of our strong regional presence to sell energy-related services that complement our basic utility service", says Biscieglia. "That enables us to operate from a low risk platform and capitalize on skills and expertise we already possess."

                       Webcast and Conference Call Details

South Jersey Industries President and COO, Edward J. Graham, will host an open conference call and webcast to discuss the company's second quarter 2003 earnings on Tuesday, July 29, 2003 at 11:00 a.m. EDT.

         To participate in the conference call, dial 1-800-360-9865 approximately 10 minutes ahead of the scheduled time. To listen to the live webcast, simply visit the South Jersey Industries website at http://www.sjindustries.com and click the webcast icon. SJI encourages shareholders, media and members of the financial community to attend the conference call and/or listen to the webcast.

         South Jersey Industries (NYSE: SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy, South Jersey Resources Group and Marina Energy. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.
                                 ###

This release contains forward-looking statements about SJI's financial performance. The statements are made in good faith and deemed reasonable at the date of this release. SJI assumes no responsibility to update this information. Actual results may vary and SJI encourages you to conduct your own research before making any investment decisions including a review of SJI's first quarter 2003 SEC Form 10Q, 2002 SEC Form 10K and 2002 Annual Report for a discussion of risks and/or uncertainties that may cause actual results to vary.




SOURCE:         DAVID A. KINDLICK                                   609-561-9000
                STEPHEN H. CLARK
COMPANY NAME:   SOUTH JERSEY INDUSTRIES, INC.
MARKET:         N
STOCK SYMBOL:   SJI



                  SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
                         COMPARATIVE EARNINGS STATEMENTS
                     (In Thousands Except for Per Share Data)
                                    UNAUDITED
                                                        Three Months Ended
                                                            June 30,
                                                       2003          2002
Operating Revenues:
     Utility                                       $  68,164      $   62,777
     Nonutility                                       38,051          21,423

        Total Operating Revenues                     106,215          84,200

Operating Expenses:
     Cost of Gas Sold - Utility                       41,965          38,875
     Cost of Sales - Nonutility                       34,682          19,345
     Operation and Maintenance                        19,839          18,533
     Energy and Other Taxes                            2,207           2,120

Operating Income                                       7,522           5,327

Other Income and Expense:
     Equity in Affiliated Companies                      192             203
     Other                                                20             682

        Total Other Income and Expense                   212             885

Interest Charges  *                                    3,721           4,392

Preferred Dividend Requirements
     of Subsidiary                                       764             764

Income Taxes                                           1,293             335

Income from Continuing Operations                      1,956             721

Discontinued Operations  -  Net                         (154)           (118)

Cumulative Effect of a Change in
     Accounting Principle - Net                            0               0

Net Income Applicable to Common Stock              $   1,802      $      603

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
     Continuing Operations                         $    0.16      $     0.06
     Discontinued Operations  - Net                    (0.01)          (0.01)
     Cumulative Effect of a Change in
        Accounting Principle - Net                      0.00            0.00

Basic Earnings Per Common Share                    $    0.15      $     0.05

Average Common Shares Outstanding - Basic             12,387          11,990

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
     Continuing Operations                         $    0.16      $     0.06
     Discontinued Operations  - Net                    (0.01)          (0.01)
     Cumulative Effect of a Change in
        Accounting Principle - Net                      0.00            0.00

Diluted Earnings Per Common Share                  $    0.15      $     0.05

Average Common Shares Outstanding - Diluted           12,489          12,073

                                                         Six Months Ended
                                                             June 30,
                                                       2003           2002
Operating Revenues:
     Utility                                       $ 284,304      $  204,957
     Nonutility                                      101,737          56,274

        Total Operating Revenues                     386,041         261,231

Operating Expenses:
     Cost of Gas Sold - Utility                      197,032         126,318
     Cost of Sales - Nonutility                       90,899          48,693
     Operation and Maintenance                        39,373          35,842
     Energy and Other Taxes                            7,321           5,962

Operating Income                                      51,416          44,416

Other Income and Expense:
     Equity in Affiliated Companies                      379             366
     Other                                               (96)            609

        Total Other Income and Expense                   283             975

Interest Charges  *                                    7,705           9,039

Preferred Dividend Requirements
     of Subsidiary                                     1,529           1,529

Income Taxes                                          17,672          14,384

Income from Continuing Operations                     24,793          20,439

Discontinued Operations  -  Net                         (302)           (150)

Cumulative Effect of a Change in
     Accounting Principle - Net                         (426)              0

Net Income Applicable to Common Stock                 24,065          20,289

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
     Continuing Operations                         $    2.01      $     1.71
     Discontinued Operations  - Net                    (0.03)          (0.01)
     Cumulative Effect of a Change in
        Accounting Principle - Net                     (0.03)           0.00

Basic Earnings Per Common Share                    $    1.95    $     1.70

Average Common Shares Outstanding - Basic             12,316          11,952

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
     Continuing Operations                         $    2.00      $     1.70
     Discontinued Operations  - Net                    (0.03)          (0.01)
     Cumulative Effect of a Change in
        Accounting Principle - Net                     (0.03)           0.00

Diluted Earnings Per Common Share                  $    1.94      $     1.69

Average Common Shares Outstanding - Diluted           12,408          12,011

                                                       Twelve Months Ended
                                                            June 30,
                                                       2003            2002
Operating Revenues:
     Utility                                       $ 465,466      $  368,220
     Nonutility                                      164,470          97,863

        Total Operating Revenues                     629,936         466,083

Operating Expenses:
     Cost of Gas Sold - Utility                      314,055         230,383
     Cost of Sales - Nonutility                      147,447          86,827
     Operation and Maintenance                        80,193          73,515
     Energy and Other Taxes                           12,165          10,183

Operating Income                                      76,076          65,175

Other Income and Expense:
     Equity in Affiliated Companies                      954             247
     Other                                              (171)            607

        Total Other Income and Expense                   783             854

Interest Charges  *                                   16,342          19,172

Preferred Dividend Requirements
     of Subsidiary                                     3,058           3,058

Income Taxes                                          23,693          18,070

Income from Continuing Operations                     33,766          25,729

Discontinued Operations  -  Net                         (576)           (321)

Cumulative Effect of a Change in
     Accounting Principle - Net                         (426)              0

Net Income Applicable to Common Stock              $  32,764      $   25,408

Basic Earnings Per Common Share (Based on
  Average Basic Common Shares Outstanding):
     Continuing Operations                         $    2.76      $     2.17
     Discontinued Operations  - Net                    (0.05)          (0.03)
     Cumulative Effect of a Change in
        Accounting Principle - Net                     (0.03)           0.00

Basic Earnings Per Common Share                    $    2.68      $     2.14

Average Common Shares Outstanding - Basic             12,220          11,878

Diluted Earnings Per Common Share (Based on
  Average Diluted Common Shares Outstanding):
     Continuing Operations                         $    2.74      $     2.16
     Discontinued Operations  - Net                    (0.05)          (0.03)
     Cumulative Effect of a Change in
        Accounting Principle - Net                     (0.03)           0.00

Diluted Earnings Per Common Share                  $    2.66      $     2.13

Average Common Shares Outstanding - Diluted           12,315          11,931

* Net of rate recovery of carrying costs on certain unrecovered fuel and environmental remediation expenses.